UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: March 30, 2017 (Date of earliest event reported)
DigitalTown, Inc. (Exact name of registrant as specified in its charter)

MN (State or other jurisdiction of incorporation)	000-27225 (Commission File Number)	411427445 (IRS Employer Identification Number)

10655 NE 4th St., Ste. 801, Bellevue, WA (Address of principal executive offices)		98004 (Zip Code)
425-295-4564 (Registrant's telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2017, Michael Cartwright was appointed to the Board of Directors.  It was incorrectly reported that Mr. Cartwright was added to the Board of Directors on March 30, 2017.  On March 30, 2017, Mr. Cartwright was appointed as Chief Technology Officer,  There have been no transactions between Mr. Cartwright and the Registrant during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K that have not already been reported on Form 10-K.

There are no family relationships between the Mr. Cartwright and any officer or director of the Company.

Following is a brief description of Mr. Cartwright’s business experience:

Michael Cartwright

Mr. Cartwright has over 20 years of IT experience with organizations of all sizes and across a range of industries including travel, consultancy and manufacturing.  Prior to joining Digital Town, Mr. Cartwright was a co-founder and CEO of Comencia Inc., a Private Label Travel Platform, a Technology Vice President at Expedia, CTO of Pirean, a UK based identity and access management company, and a Technology Director at Nestle, Switzerland.  Mr. Cartwright holds a BSc(Hons) in Computer Science from the University of Teeside.

SIGNATURES

Dated: October 6, 2017	DIGITALTOWN, INC By: __/s/ Robert Monster____ Robert W. Monster, CEO